Exhibit 21.1

Subsidiaries of the Registrant

(All are Delaware entities unless otherwise indicated)

US Oncology, Inc.
US Oncology Specialty, LP
US Oncology Corporate, Inc.
US Oncology Pharmaceutical Services, LLC
US Oncology Pharmacy GPO, L.P.
US Oncology Research, Inc. (1)
Alabama Pharmaceutical Services, LLC
AOR Holding Company of Indiana, Inc.
AOR Management Company of Arizona, Inc.
AOR Management Company of Indiana, Inc.
AOR Management Company of Missouri, Inc.
AOR Management Company of Oklahoma, Inc.
AOR Management Company of Pennsylvania, Inc.
AOR Management Company of Texas, Inc.
AOR Management Company of Virginia, Inc.
AOR of Texas Management Ltd. Partnership (1)
AOR Real Estate of Greenville LP
AOR Real Estate, Inc.
AOR Synthetic Real Estate, Inc.
AORT Holding Company, Inc.
California Pharmaceutical Services, LLC
East Indy CC, LLC (2)
Florida Pharmaceutical Services, LLC
Greenville Radiation Care, Inc.
Iowa Pharmaceutical Services, LLC
KCCC JV, LLC
Michigan Pharmaceutical Services, LLC
Nebraska Pharmaceutical Services, LLC
New Mexico Pharmaceutical Services, LLC
North Carolina Pharmaceutical Services, LLC
Pennsylvania Pharmaceutical Services, LLC
Physician Reliance Holdings, LLC
Physician Reliance Network, Inc.
Physician Reliance, L.P. (1)
PRN Physician Reliance, LLC
RMCC Cancer Center, Inc.
SelectPlus Oncology, LLC d/b/a SelectPlus, LLC
St. Louis Pharmaceutical Services, LLC
Texas Pharmaceutical Services, LLC
TOPS Pharmacy Services, Inc. (1)
Washington Pharmaceutical Services, LLC

(1)                                  Organized in the State of Texas

(2)                                  Organized in the State of Indiana